UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2015

UTi Worldwide Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K/A

(Amendment No. 1)

EXPLANATORY NOTE: This Current Report on Form 8-K/A (this “Amendment”) updates certain disclosure made in the Current Report on Form 8-K filed by UTi Worldwide Inc. (the “Company”) on January 27, 2015 (the “Prior Report”) related to the “Reorganization” (as defined below). Accordingly, this Amendment should be read in conjunction with the Prior Report.

Item 2.02. Results of Operations and Financial Condition

To the extent required by Item 2.02 of Current Report on Form 8-K, the disclosures in Item 2.05 below about the charges the Company incurred as a result of the Reorganization in its fourth fiscal quarter ended January 31, 2015 are incorporated herein by reference. The Company also incurred other employee severance costs and other charges in its fourth fiscal quarter ended January 31, 2015 in addition to the charges incurred as a result of the Reorganization.

Item 2.05. Costs Associated with Exit or Disposal Activities

As disclosed in the Prior Report, on January 21, 2015 the Company committed to a plan to simplify its leadership structure and to shift management of its freight forwarding business from four geographic regions to a global leadership structure managing approximately 17 discreet geographic areas. In connection with these actions, the Company will reduce several leadership positions and will no longer maintain regional infrastructures. These actions are collectively referred to herein as the “Reorganization”.

As indicated in the Prior Report, the Company was unable to make a good faith determination of the estimate of the range of expected charges which the Company expects to incur as a result of the Reorganization at the time the Prior Report was filed. Accordingly, the Company is filing this Amendment after making such determination as provided for in the instructions to Item 2.05 of the SEC’s Current Report on Form 8-K.

The Company determined that it expects to record charges of approximately $7,000,000 to $10,000,000 in connection with the Reorganization relating to one-time employee termination benefits, including severance benefits and other employee expenses. The majority of such charges were incurred during the fourth fiscal quarter of the Company’s fiscal year ended January 31, 2015, although the Company estimates that approximately $1,000,000 to $3,000,000 of such total charges will be incurred by the Company in the first fiscal quarter of its fiscal year ending January 31, 2016. Such charges will primarily result in future cash expenditures.

The Company continues the process of determining the impact, if any, the Reorganization and related actions may have on the carrying values of certain assets and liabilities.

Safe Harbor Statement

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report on Form 8-K which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including all statements about the expected future impacts of the Reorganization, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, that the Company’s actual costs and charges incurred as a result of the Reorganization may exceed the Company’s estimates and the amount of charges to be incurred as between fiscal quarters may vary from the Company’s estimates, and the other risks in the Company’s filings with the SEC, including those listed in the Prior Report, under Item 1A “Risk Factors” in its Annual Report on Form 10-K relating to the fiscal year ended January 31, 2014, and in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2014. All forward-looking statements set forth in this Current Report on Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date hereof and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: February 27, 2015	By:	/s/ Lance E. D’Amico
Lance E. D’Amico, Senior Vice President,
Chief Administrative Officer